UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2010

BIOHEART, INC.
(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325
(Address of principal executive offices, including zip code)

(954) 835-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2010, Bioheart, Inc. (the “Company”) entered into a Loan Agreement with Seaside National Bank and Trust for a $980,000 loan that will be used to refinance the Company’s loan with Bank of America. For additional terms and conditions of the loan, reference should be made to the Loan Agreement, attached hereto as Exhibit 10.1.

In connection with the Loan Agreement with Seaside Bank and Trust Company, the Company made and delivered a promissory note in the principal amount of the loan that matures in one year. A copy of the promissory note is filed herewith as Exhibit 10.2.

In connection with the loan transaction with Seaside Bank and Trust Company, the Company entered into an Amended and Restated Loan and Security Agreement with BlueCrest Venture Finance Master Fund Limited. A copy of the Amended and Restated Loan and Security Agreement is filed herewith as Exhibit 10.3.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit
Number	Description

10.1	Loan Agreement dated October 25, 2010 between the Company and Seaside National Bank & Trust, filed herewith.

10.2	Promissory Note dated October 25, 2010 between the Company and Seaside National Bank & Trust, filed herewith.

10.3	Amended and Restated Loan and Security Agreement dated October 25, 2010 between the Company and BlueCrest Venture Finance Master Fund Limited, filed herewith.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2010

BIOHEART, INC.

By:	/s/Mike Tomas

Mike Tomas
Chief Executive Officer & President

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Loan Agreement dated October 25, 2010 between the Company and Seaside National Bank & Trust, filed herewith.
10.2	Promissory Note dated October 25, 2010 between the Company and Seaside National Bank & Trust, filed herewith.
10.3	Amended and Restated Loan and Security Agreement dated October 25, 2010 between the Company and BlueCrest Venture Finance Master Fund Limited, filed herewith.